UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2015

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 30, 2015, WPCS International Incorporated (the “Company”) entered into Amendment, Waiver and Exchange Agreements (the “Exchange Agreements”) with HS Contrarian Investments, LLC, Barry Honig, AIG Capital LLC, Richard Molinsky, Alpha Capital Anstalt, Iroquois Master Fund Ltd. and American Capital Management LLC (collectively, the “Holders”), who held $1,299,000 in principal amount of unsecured promissory notes of the Company. Pursuant to the terms of the Exchange Agreements, the Holders agreed to exchange all of the existing indebtedness for, and the Company agreed to issue to the Holders, an aggregate of 8,435 shares of the Company’s newly designated Series H Convertible Preferred Stock, par value $0.0001 per share (“Series H Preferred Stock”), of which 5,805 shares are eligible, for purposes of Rule 144 under the Securities Act of 1933, as amended, to tack the holding period back to the acquisition date of the exchanged promissory note.

In addition, pursuant to the Exchange Agreements, a provision in the Securities Purchase Agreement, dated as of December 17, 2013, entered into by Company and the investors party thereto (some of which are also Holders), that required the Company to receive consent of certain holders of its preferred stock for future equity issuances was deleted.

The foregoing description of the Exchange Agreements is not complete and is qualified in its entirety by reference to the full text of the form of Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in the first paragraph of Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.

The Series H Preferred Stock were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2015, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights of Series H Convertible Preferred Stock (the “Series H Certificate of Designation”).

Under the terms of the Series H Certificate of Designation, each share of Series H Preferred Stock has a stated value of $154 and is convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), equal to the stated value divided by the conversion price of $1.54 per share (subject to adjustment in the event of stock splits and dividends). The Company is prohibited from effecting the conversion of the Series H Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series H Preferred Stock.

The foregoing description of the Series H Preferred Stock and the Series H Certificate of Designation is not complete and is qualified in its entirety by reference to the full text of the Series H Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1.

Item 8.01	Other Events.

A copy of the press release that discusses this matter is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

3.1	Certificate of Designations, Preferences and Rights of the Series H Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on June 30, 2015
10.1	Form of Amendment, Waiver and Exchange Agreement, dated June 30, 2015
99.1	Press Release, dated July 1, 2015

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: July 1, 2015	By:	/s/ Sebastian Giordano
Name: Sebastian Giordano
Title: Interim Chief Executive Officer